Exhibit 99.1

PRESS RELEASE

HOYNE BANCORP, INC. ANNOUNCES
EXPECTED CLOSING DATE OF CONVERSION AND STOCK OFFERING

Chicago, IL (November 28, 2025) – Hoyne Bancorp, Inc. (the “Company”), a Delaware corporation and the proposed savings and loan holding company for Hoyne Savings Bank (the “Bank”), announced today that all final regulatory approvals have been received to close the Company’s previously announced subscription offering (the “Subscription Offering”) conducted in connection with the conversion of Hoyne Savings, MHC from the mutual holding company structure to stock holding company structure and the conversion of the Bank to a stock savings bank and wholly-owned subsidiary of the Company (the “Conversion”), pursuant to its previously announced plan of conversion (the “Plan of Conversion”).

Closing is expected to occur at the close of business on December 3, 2025. Trading of the Company’s common stock, par value $0.01 (the “Common Stock”), on the Nasdaq Capital Market under the symbol “HYNE” is expected to commence on December 4, 2025.

As previously announced, the Subscription Offering, which expired on November 5, 2025, was oversubscribed in the first category of the Subscription Offering by eligible account holders as of the close of business on March 31, 2024. The Company expects to sell 7,935,000 shares of Common Stock (the adjusted maximum of the offering range) at a price of $10.00 per share, which includes 647,755 shares to be sold to the Hoyne Savings Bank’s Employee Stock Ownership Plan (the “ESOP”). All valid subscription orders submitted by first category eligible depositors of Hoyne Savings Bank and by the ESOP will be filled according to the priorities and allocation procedures disclosed in the Company’s prospectus, dated September 30, 2025 (the “Prospectus”), and as set forth in the Plan of Conversion. All other subscribers who submitted valid subscription orders will have their subscription funds refunded in full, with interest, as disclosed in the Prospectus.

In addition to the shares of Common Stock the Company expects to sell as a result of the Subscription Offering, the Company intends to contribute 161,938 shares of Common Stock to the Hoyne Charitable Foundation, Inc., which was established in connection with the Conversion. Upon completion of the Conversion and Subscription Offering, the Company expects to have 8,096,938 shares of Common Stock issued and outstanding.

Pacific Stock Transfer, the Company’s transfer agent, expects to mail Direct Registration System (“DRS”) Book-Entry statements for the shares of Common Stock purchased in the Subscription Offering, as well as refund and interest checks, on or about December 3, 2025.

Beginning on December 1, 2025, eligible subscribers may confirm their subscription and allocations online at https://allocations.kbw.com. Also, the Stock Information Center will be available to confirm allocation information at (844) 265-9679. The Stock Information Center is open Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central Time, except on bank holidays.

Keefe, Bruyette & Woods, Inc., A Stifel Company, acted as selling agent in the Subscription Offering and served as financial advisor to the Company and the Bank in connection with the Conversion. Vedder Price P.C., Chicago, IL acted as legal counsel to the Company and the Bank. Breyer & Associates PC acted as legal counsel to Keefe, Bruyette & Woods, Inc., A Stifel Company.

Forward-Looking Statements

Certain statements contained herein are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future events, business strategies and decisions that are subject to change. Certain factors could cause actual results to differ materially from the anticipated results, events or other expectations expressed in the forward-looking statements, including delays in timely receiving final regulatory approvals; our ability to satisfy the closing conditions to the Subscription Offering; and events or uncertainties outside of our control that delay or adversely impact the consummation of the Subscription Offering and the Conversion.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy Common Stock. The offer is made only by means of the written prospectus forming part of the registration statement.

Shares of Common Stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.